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                                                                      EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the St. Paul Bancorp, Inc.1995 Incentive Plan, as amended, of our report dated January 14, 1998, except for Note BB, as to which the date is March 16, 1998, with respect to the consolidated financial statements of St. Paul Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                         Ernst & Young LLP



Chicago, Illinois
May 21, 1998